UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
October 4, 2011
CenturyLink, Inc.
(Exact name of registrant as specified in its charter)

Louisiana (State or other jurisdiction of incorporation)	1-7784 (Commission File Number)	72-0651161 (IRS Employer Identification No.)
Qwest Communications International Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-15577 (Commission File Number)	84-1339282 (IRS Employer Identification No.)
Qwest Corporation
(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation)	001-03040 (Commission File Number)	84-0273800 (IRS Employer Identification No.)

100 CenturyLink Drive Monroe, Louisiana (Address of principal executive offices of each Registrant)	71203 (Zip Code of each Registrant)
(318) 388-9000
(Telephone number, including area code, of each Registrant)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of any registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     On October 4, 2011, Qwest Corporation (“QC”), an indirect wholly owned subsidiary of both CenturyLink, Inc. (“CenturyLink”) and CenturyLink’s wholly owned subsidiary, Qwest Communications International Inc. (“QCII”), publicly sold $950,000,000 aggregate principal amount of its 6.75% Notes due 2021 (the “Notes”).
     The public offering price of the Notes was 98.181% of the principal amount. After deducting the underwriting discount and QC’s estimated expenses, QC expects to receive approximately $926 million of net proceeds from the sale of the Notes. QC expects to use the net proceeds from this offering, together with the $557 million of net proceeds it received on September 21, 2011 in connection with the sale of its 7.50% Notes due 2051 and cash on hand, to redeem in October 2011 the $1.5 billion aggregate principal amount of QC’s outstanding 8.875% Notes due March 15, 2012, and to pay all related fees and expenses.
     QC sold the Notes pursuant to an underwriting agreement dated September 27, 2011 among QC and the underwriters listed therein (the “Underwriting Agreement”), and a related price determination agreement dated September 27, 2011 among the same parties (the “Price Determination Agreement”). The Notes have been registered under the Securities Act of 1933, as amended, pursuant to an automatic shelf registration statement on Form S-3 (Registration No. 333-156101-03), filed by QCII, QC and certain of their affiliates with the Securities and Exchange Commission on December 12, 2008, as supplemented by a prospectus supplement dated September 27, 2011 (together, the “Registration Statement”).
     QC issued the Notes pursuant to an indenture dated as of October 15, 1999 between QC and Bank of New York Trust Company, National Association (as successor in interest to Bank One Trust Company, National Association), as heretofore amended and supplemented, including by the Ninth Supplemental Indenture between QC and U.S. Bank National Association, as trustee, dated as of October 4, 2011 (the “Supplemental Indenture”). QC will pay interest on the Notes semi-annually in arrears on June 1 and December 1 of each year, beginning June 1, 2012. QC may redeem the Notes, at any time in whole or from time to time in part, at its option, at a redemption price equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed (exclusive of interest accrued to the date of redemption), discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the then current Treasury Rate (as defined in the Supplemental Indenture) applicable to the Notes plus 50 basis points. The Notes are QC’s senior unsecured obligations and will rank senior to any of its future subordinated debt and rank equally in right of payment with all of its existing and future unsecured and unsubordinated debt.
     The above descriptions are qualified in their entirety by reference to the Underwriting Agreement, the Price Determination Agreement, the Supplemental Indenture and the form of the Notes, copies of which are filed as exhibits hereto and incorporated herein by reference. Each of these exhibits (as well as the opinion of counsel also filed as an exhibit hereto), is incorporated by reference into the Registration Statement.

Forward-Looking Statements
     Statements in this current report on Form 8-K pertaining to our expected use of the net proceeds from the sale of the Notes are forward-looking statements that are based on current expectations only, and are subject to uncertainties that may cause actual results to differ materially from those anticipated. Factors that could affect actual results include but are not limited to changes in QC’s cash requirements or financial position; changes in general market, economic, regulatory or industry conditions; and other risks referenced from time to time in the filings of CenturyLink and QC with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. Neither CenturyLink nor QC undertakes any obligation to update any of its forward-looking statements for any reason.
Item 9.01 Financial Statements and Exhibits
     (d) Exhibits
     The exhibits to this current report on Form 8-K are listed in the Exhibit Index, which appears at the end of this report and is incorporated by reference herein.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, CenturyLink, QCII and QC have duly caused this current report to be signed on their behalf by the undersigned hereunto duly authorized.

CenturyLink, Inc.
By:	/s/ Stacey W. Goff
Stacey W. Goff
Executive Vice President, General Counsel and Secretary

Qwest Communications International Inc.
By:	/s/ Stacey W. Goff
Stacey W. Goff
Executive Vice President, General Counsel and Assistant Secretary

Qwest Corporation
By:	/s/ Stacey W. Goff
Stacey W. Goff
Executive Vice President and General Counsel

Dated: October 4, 2011

Exhibit Index

Exhibit
No.	Description
1.1	Underwriting Agreement, dated September 27, 2011, by and among Qwest Corporation and the underwriters named therein.

1.2	Price Determination Agreement, dated September 27, 2011, by and among Qwest Corporation and the underwriters named therein.

4.1	Ninth Supplemental Indenture, dated October 4, 2011, by and between Qwest Corporation and U.S. Bank National Association.

4.2	Form of 6.75% Note due 2021 (included in Exhibit 4.1).

5.1	Opinion of Margaret McCandless, Associate General Counsel of CenturyLink, Inc.

23.1	Consent of Margaret McCandless (included in Exhibit 5.1).

5